UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2019

(Date of Report - Date of earliest event reported on)

Community Bancorp.

(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

On July 16, 2019, Community Bancorp. issued a press release, a copy of which is furnished as Exhibit 99.1 to this Report on Form 8-K, announcing its earnings for the period ended June 30, 2019.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 10, 2019 the Boards of Directors of Community Bancorp. promoted Senior Vice President and Chief Financial Officer, Louise Bonvechio, age 58, to the position of Executive Vice President of the Company’s wholly-owned subsidiary, Community National Bank. Louise will also continue in her current position of Chief Financial Officer, Cashier, and Corporate Secretary of Community National Bank and Treasurer and Corporate Secretary of Community Bancorp. The promotion will be announced in a press release dated July 16, 2019, a copy of which is filed as Exhibit 99.2 to this report, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits, referred to in Item 2.02 and Item 5.02 of this Report are furnished, not filed, herewith:

Exhibit 99.1, Press Release dated July 16, 2019, announcing earnings for the period ended June 30, 2019.

Exhibit 99.2, Press release dated July 16, 2019, announcing the promotion of Louise Bonvechio to Executive Vice President, Chief Financial Officer, Cashier and Corporate Secretary of Community National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: July 16, 2019	/s/ Kathryn M. Austin
Kathryn M. Austin, President &
Chief Executive Officer

3